Exhibit 99.1

Helmerich & Payne, Inc. 2013 Barclays CEO Energy-Power Conference September 12-13, 2013

Statements within this presentation are “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements other than statements of historical facts included in this release, including, without limitation, statements regarding the registrant’s future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward looking statements. For information regarding risks and uncertainties associated with the Company’s business, please refer to the “Risk Factors” and “Management’s Discussion & Analysis of Financial Condition and Results of Operations” sections of the Company’s SEC filings, including but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q. As a result of these factors, Helmerich & Payne, Inc.’s actual results may differ materially from those indicated or implied by such forward-looking statements. We undertake no duty to update or revise our forward-looking statements based on changes in internal estimates, expectations or otherwise, except as required by law. Forward-looking Statements

A Quick Primer on Helmerich & Payne U.S. land drilling market share leader Leader in ongoing industry land rig replacement cycle Most modern and capable land drilling fleet Strong balance sheet Focused on innovation and returns on capital

Evolution of H&P’s Global Rig Fleet International Land 29 Offshore 9 September 2001 U.S. Land 300 96 Rigs 338 Rigs (Before AC Drive Rigs) September 2013

The Drilling Market Today Our operational outlook for the fourth fiscal quarter remains unchanged. Assuming commodity prices hold, we expect some improved traction in U.S. land active rig count. Absent overall improvement, we expect AC drive, Tier 1 rigs to continue to gain market share. Helping to capture efficiency gains for customers continues to differentiate our performance.

Oil and Natural Gas Prices Source: Energy Information Administration Oil Prices Natural Gas Prices

U.S. Land Active Rig Count

AC Rigs Continue to Gain Market Share Note: The above estimates corresponding to rig activity are derived from multiple sources including Rig Data, Smith Bits, and corporate filings. Additionally, the drawworks capacity of each land rig included in the above analysis was greater than 600 horsepower. Certain assumptions were made on approximately 5% of the active rigs that were not readily identified.

As of August 2013 (~1,625 Active Rigs in the U.S. By Power Type) The Replacement Cycle Continues As of October 2008 (Peak) (~1,900 Active Rigs in the U.S. By Power Type) Note: The above estimates corresponding to rig activity are derived from multiple sources including Rig Data, Smith Bits, and corporate filings. Additionally, the drawworks capacity of each land rig included in the above analysis was greater than 600 horsepower. Certain assumptions were made on approximately 5% of the active rigs that were not readily identified.

H&P’s Lead in U.S. Land AC Drive Rigs Note: The above estimates corresponding to U.S. lower 48 AC Drive fleets are derived from Rig Data and corporate filings.

U.S. Land Average Daywork Margins(1) (1) Does not include the impact of early contract termination revenue.

Record Profits During Industry Slowdown ** NBR’s operating income corresponds to its U.S. Lower 48, U.S. Offshore, and Alaska business units. * PTEN’s operating income includes drilling operations in Canada.

Return on Equity * The corresponding ROE values for the selected companies exclude certain extraordinary, non-recurring charges.

Current Dividend Yields Source: Thomson Financial. Yields calculated as of market close on September 5, 2013.

Ten-Year Relative Shareholder Return Source: Thomson Financial as of September 5, 2013

Land Drilling Market Valuations Source: Thomson Financial as of September 5, 2013.

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Growing Shareholder Value

The FlexRig Difference: Key Advantages Increased drilling productivity and reliability Variable frequency (AC) drives with increased precision and measurability Computerized electronic driller that more precisely controls weight on bit, rotation and pressure Designed to move quickly from well to well Accelerated well programs and NPV gains A significantly enhanced and safer workplace Minimized impact to the environment Total well cost savings even at premium dayrates H&P’s FlexRig Advantage

Innovation & Applied Technology AC Driven Systems & Integrated Top Drive Mechanized Tubular Handling Computerized Controls BOP Handling Driller’s Cabin Satellite Communications Rig Move Capabilities

A Value Proposition Example H&P vs. Competitors South Texas – ~18,000 ft. measured depth Estimated Estimated Peer H&P FlexRig3 Conventional Fit-for-purpose Average Average Average 2013 (Spot Market) (Spot Market) (Spot Market) 1. Drilling days 25.3 18.5 Other days No Data 3 3 Moving days 4 3 Total rig revenue days per well 32.3 24.5 2. Drilling contractor dayrate $23,000 $28,000 Operator’s other intangible $25,000 $25,000 cost per day estimate Total daily cost estimate $48,000 $53,000 Total cost per well (daily services) $1,550,400 $1,298,500 3. Total well savings with H&P – per well $251,900 per year $3.75MM Increased wells per rig per year versus peer fit-for-purpose: 3.6 wells

FlexRigs Delivering Drilling Efficiencies We have over 1,200 rig years of AC Drive FlexRig drilling experience. Drilled over 52 million feet in 2012 Drilled in excess of 40 million feet in first eight months of 2013 Improved our footage per day by 23% between 2011 and 2012 Footage per day has increased approximately 14% in 2013

Performance is Not Only About Better Rigs Our competitive advantage is also about: People Safety Experience Training Culture Support Structure Processes Organizational Network Maintenance Supply Chain

Delivering Safety – H&P vs. Industry (IADC) U.S. Land Safety Performance (1994 – May 13) OSHA Recordable Injury Incidence Rates H&P = 0.62 IADC w/o H&P = 1.86

H&P Continues to Capture Market Share As of October 2008 (Peak) (~1,900 Active Rigs in the U.S.) As of August 2013 (~1,625 Active Rigs in the U.S.) Note: The above estimates corresponding to market share are derived from Rig Data. PDS’ market share includes both PDS and Grey Wolf rigs. Additionally, the drawworks capacity of each land rig included in the above analysis was greater than 600 horsepower.

Favorable Market Trends Continue for FlexRigs Customer focus on drilling efficiency, technology and safety Expectation to drill more wells with fewer rigs AC drive rigs replacing SCR and mechanical rigs More customers high-grading their fleets Increasing well complexity

High-Grading is Accelerating Note: The above estimates corresponding to rig activity are derived from multiple sources including Rig Data, Smith Bits, and corporate filings. Additionally, the drawworks capacity of each land rig included in the above analysis was greater than 600 horsepower. Certain assumptions were made on approximately 5% of the active rigs that were not readily identified. As of August 2012 (~1,770 Active Rigs in the U.S. By Power Type) As of August 2013 (~1,625 Active Rigs in the U.S. By Power Type)

H&P vs. Industry U.S. Land Customer Base Note: The above estimates corresponding to the active rig fleet in the U.S. are derived from multiple sources including Rig Data and corporate filings.

Unconventional Plays Shaping Landscape Well Complexity is increasing: Horizontal and directional wells make up over 75% of wells drilled in the U.S. Extended reach laterals progressively longer Multi-well pad drilling gaining acceptance in more areas A factory approach to drilling wells is required This all creates an expanding level of demand for FlexRigs

Increasing Focus on More Difficult Drilling

Leading U.S. Unconventional Driller * Includes announced new FlexRigs with customer commitments scheduled for completion in calendar 2013. (249 H&P Contracted Land Rigs as of 9/4/13*)

Unconventional Drilling Growth in Permian Note: The above estimates are derived from Rig Data. Additionally, the drawworks capacity of each land rig included in the above analysis was greater than 600 horsepower.

H&P’s Pad Capable Fleet H&P has a total of 116 pad capable FlexRigs, all of which are AC drive rigs. Our pad capable fleet is fully utilized. In addition, we continue to add new pad capable FlexRigs and have customer interest in additional pad drilling system upgrades for existing FlexRigs.

FlexRigs Leading in Pad Drilling Efforts AC Drive FlexRigs lead in pad drilling efforts in U.S. Land FlexRig3 first pad application in 2004 FlexRig4 was the first bi-directional land drilling design FlexRig5 is the latest generation of bi-directional, long lateral pad drilling rig We have drilled over 6,700 wells on approximately 1,350 pads

H&P Activity as of September 4, 2013 Rigs Working/ Contracted 248 248 0 8 25 281 Rigs Available 300 267 33 9 29 338 1 1 340 % Contracted 83% 93% 0% 89% 86% 83% U.S. Land AC Drive FlexRigs SCR Fleet Offshore International Land Total FlexRig Construction Other AC Construction Total Fleet (1) (2) Includes announced new build commitment under term contract. Includes an announced 3,000 horsepower AC new build under term contract with international delivery expected in Spring 2014 (1) (2).

H&P’s U.S. Land Fleet Activity (1) (1) Includes completed new builds pending delivery and not generating revenue days.

U.S. Land Market Trends Spot market pricing is firm. We continue to enter into additional term contracts with customers. We are encouraged by recent customer discussions indicating a potential increase in activity through calendar 2014. Included in recent customer discussions are inquiries about additional new builds under term contracts with attractive dayrates.

H&P’s New Build Program Continues We are positioned to quickly respond to opportunities and take advantage of an improving market landscape. H&P plans to continue a build cadence of two rigs per month through the rest of the calendar year. We have the flexibility to build required capital spares or convert those into new FlexRigs.

In Summary: H&P’s long term strategy for growing shareholder value: Innovation Technology Safety and operational excellence Customer satisfaction

Additional References

H&P’s U.S. Land Operations Expected total quarterly revenue days in the U.S. land segment to be flat to down approximately 1% during the fourth fiscal quarter of 2013 as compared to the third fiscal quarter of 2013. Expected average rig revenue per day, excluding the effect of early termination payments, to decline by approximately $100 to $200 per day in the fourth fiscal quarter of 2013 as compared to the third fiscal quarter of 2013. Expected average rig expense per day to be roughly $12,900 (with a range of plus or minus 1% to 2%) in the fourth fiscal quarter of 2013. Approximately $13 million in early termination and delivery delay revenue is expected in the fourth fiscal quarter of 2013. (As of July 26, 2013)

H&P’s Offshore Operations Expected eight of the Company’s nine offshore platform rigs to remain active throughout the fourth fiscal quarter of 2013. Expected the number of revenue days during the fourth fiscal quarter of 2013 to increase by approximately 1% as compared to the third fiscal quarter of 2013. Expected average rig margin per day to be relatively flat during the fourth fiscal quarter of 2013 as compared to the third fiscal quarter. (As of July 26, 2013)

H&P’s International Land Operations Expected revenue days during the fourth fiscal quarter to be up by approximately 5% as compared to the third fiscal quarter of 2013. Expected average rig margin per day to increase by approximately 10% to 15% during the fourth fiscal quarter of 2013 as compared to the previous fiscal quarter. (As of July 26, 2013)

H&P Global Fleet Under Term Contract Segment Q4 Q1 Q2 Q3 Q4 Q1 Q2 FY13 FY14 FY14 FY14 FY14 FY15 FY15 U.S. Land 155.4 144.7 121.1 109.0 98.5 85.5 72.3 International Land 16.1 14.6 12.0 11.0 11.0 9.3 8.0 Offshore 3.0 3.0 3.0 2.5 1.9 1.0 1.0 Total 174.5 162.3 136.1 122.5 111.4 95.8 81.3 Number of Rigs Already Under Long-Term Contracts (Estimated Quarterly Average, Including Announced New Builds - as of 9/4/13)

Active Contracted Idle Total Long-term Contracts Argentina 6 2 1 9 4 Bahrain 3 3 3 Colombia 6 1 7 2 Ecuador 6 6 Tunisia 2 2 1 U.A.E. 2 2 2 Total 25 2 2 29 12 (1) H&P’s International Land Operations Rig Fleet Status (as of September 4, 2013) 12 of 16 FlexRigs, included in the international fleet of 29 rigs, are under long-term contracts. (1)

Dry Gas (Long-term Contracts) 4% H&P’s Exposure to Oil & Liquids Estimated proportion of H&P’s active U.S. Land rigs by primary hydrocarbon target as of 9/4/13 Dry Gas (Spot Market) 3%

Oil vs. Natural Gas Directed Rig Count

Changes in Lower 48 U.S. Land Rig Count * PDS’ active rig count includes both PDS and Grey Wolf rigs.

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